                           Registration Statement No. 33-____________

                    SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549
                           ____________________

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933
                           ____________________

                             ETHYL CORPORATION
          (Exact name of Registrant as specified in its Charter)

            Virginia                                   54-0118820
(State or other jurisdiction of        (I.R.S. Employer Identification Number)
incorporation or organization)

                          330 South Fourth Street
                         Richmond, Virginia  23219
        (Address of principal executive office, including zip code)

                             ETHYL CORPORATION
                     1982 INCENTIVE STOCK OPTION PLAN
                         (Full title of the Plan)
                           ____________________

                             Bruce C. Gottwald
             Chairman of the Board and Chief Executive Officer
                                    and
                         E. Whitehead Elmore, Esq
                           Secretary and Special
                    Counsel to the Executive Committee
                             Ethyl Corporation
                          330 South Fourth Street
                         Richmond, Virginia  23219
                               804-788-5000
           (Name, address and telephone number, including area code,
                           of agents for service)

                               With copy to:

                          Allen C. Goolsby, Esq.
                             Hunton & Williams
                       Riverfront Plaza, East Tower
                           951 East Byrd Street
                       Richmond, Virgi     nia 23219-4074
                               804-788-8200

                           ____________________

                      CALCULATION OF REGISTRATION FEE
                                          Proposed maximum    Proposed maximum
Title of securities       Amount to be     offering price         aggregate          Amount of
 to be registered          registered        per share*        offering price*    registration fee
- --------------------------------------------------------------------------------------------------
Common Stock            5,900,000 shares       $11.875            $70,062,500         $24,158


*   Estimated solely for the purpose of computing the registration fee.  This amount was calculated pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of $11.875 per share, which was the average of the high and low prices of the Common Stock on the New York Stock Exchange on
May 12, 1994, as reported in The Wall Street Journal.


                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual
Information.

     Not required to be filed with the Commission.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Ethyl Corporation (the "Company") with the Commission are incorporated herein by reference and made a part hereof:
(i) the Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (ii) all other reports filed pursuant to Section 13(a) or 15 (d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in
(i) above; and (iii) the description of the Company's Common Stock, par value $1.00 (the "Common Stock") contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description. All documents filed by (the Company) pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.


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




     The Virginia Stock Corporation Act permits, and the Company's Articles of Incorporation require, indemnification of the Company's directors and officers to the full extent permitted by the Virginia Stock Corporation Act
(as it presently exists or may hereafter be amended), which may include indemnification for liabilities under the Securities Act of 1933, as amended (the "Securities Act"). Sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act presently permit a Virginia corporation generally to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Section 13.1-704 of the Virginia Stock Corporation Act also permits a Virginia corporation with shareholder approval to require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the Company carries insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act. The Company's Articles of Incorporation also provide that, to the full extent the Virginia Stock Corporation Act (as it presently exists or may hereafter be amended) permits the limitation or elimination of the liability of directors and officers, no director or officer of the Company shall be liable to the Company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct.
Section 13.1-692.1 of the Virginia Stock Corporation Act presently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of the Company or brought by or on behalf of stockholders of the Company, except for liability resulting from such person's having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1 Articles of Incorporation of the Company (filed as Exhibit 3.1 of the Company's annual report or Form 10-K for the year ended December 31, 1992 and incorporated herein by reference).

4.2 Bylaws of the Company (filed as Exhibit 3.2 of the Company's annual report or Form 10-K for the year ended December 31, 1993 and incorporated herein by reference).

4.3  Ethyl Corporation 1982 Incentive Stock Option Plan, as amended (filed as
     Exhibit 10 of the Company's quarterly report on Form 10-Q for the three months ended March 31, 1994 and incorporated herein by reference).

5 Opinion of Hunton & Williams as to the legality of the securities being registered (filed herewith).

23.1 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

23.2 Consent of Coopers & Lybrand (filed herewith).

24 Powers of Attorney for Officers and Directors (included on signature page).




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


Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, when applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registra-tion statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




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


                                 SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, Commonwealth of Virginia, on this 13th day of May, 1994.


                                   ETHYL CORPORATION
                                     (Registrant)


                                   By  /s/ Bruce C. Gottwald

                                       Bruce C. Gottwald
                                       Chairman of the Board
                                    and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 13th day of May, 1994. Each person whose signature appears below hereby authorizes either agent for service named in the registration statement to execute in the name of each such person, and to file, any amendment, including any post-effective amendment, to the registration statement making such changes in the registration statement as the registrant deems appropriate, and appoints such agent for service as attorney-in-fact to sign on his behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement.

        Signature                                   Title
By      /s/Bruce C. Gottwald            Chairman of the Board, Chief Executive
         Bruce C. Gottwald              Officer and Director

By      /s/Charles B. Walker            Vice Chairman of the Board, Treasurer
         Charles b. Walker              Chief Financial Officer and Director

By      /s/David A. Fiorenza            Vice President - Finance and Controller
         David A. Fiorenza              Chief Accounting Officer

By      /s/Lloyd B. Andrew              Director
         Lloyd B. Andrew

By      /s/William W. Berry             Director
         William W. Berry

By      /s/Allen C. Goolsby             Director
         Allen C. Goolsby

By      /s/Bruce C. Gottwald, Jr.       Director
         Bruce C. Gottwald, Jr.

By      /s/Floyd D. Gottwald, Jr.       Director
         Floyd D. Gottwald, Jr.

By      /s/Thomas E. Gottwald           Director
         Thomas E. Gottwald

By      /s/William M. Gottwald, M.D.    Director
         William M. Gottwald, M.D.

By      /s/Gilbert M. Grosvenor         Director
         Gilbert M. Grosvenor

By      /s/Andre B. Lacy                Director
         Andre B. Lacy

By      /s/Emmett J. Rice               Director
         Emmett J. Rice










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

                     EXHIBIT INDEX                             Page No.




4.1 Articles of Incorporation of the Company (filed as Exhibit 3.1 of the Company's annual report or Form 10-K for the year ended December 31, 1992, and incorporated herein by reference).




4.2 Bylaws of the Company (filed as Exhibit 3.2 of the Company's annual report or Form 10-K for the year ended December 31, 1993, and incorporated herein by reference).




4.3   Ethyl Corporation 1982 Incentive Stock Option
      Plan, as amended (filed as Exhibit 10 of the Company's quarterly report on Form 10-Q for the three months ended March 31, 1994 and incorporated herein by reference).




5     Opinion of Hunton & Williams (filed herewith).              8




23.1  Consent of Hunton & Williams (included in the
      opinion filed as Exhibit 5 to the Registration
      Statement).                                                 8




23.2  Consent of Coopers & Lybrand (filed herewith).              9




24    Powers of Attorney for Officers and Directors
      (included on signature page).

                                                                EXHIBIT 5


                                                                23390.166
                                                           (804) 788-8200
                               May 13, 1994


Board of Directors
Ethyl Corporation
330 South Fourth Street
Richmond, Virginia 23219

                             Ethyl Corporation
                    Registration Statement on Form S-8
                     1982 Incentive Stock Option Plan

Gentlemen:

     We are acting as counsel for Ethyl Corporation (the "Company") in connection with its Registration Statement on Form S-8 being filed with the Securities and Exchange Commission (the "Registration Statement"), with respect to 5,900,000 additional shares of its Common Stock (the "Shares") issuable pursuant to the Company's 1982 Incentive Stock Option Plan as amended by its shareholders on April 28, 1994 (the "Plan").

     In rendering this opinion, we have relied on, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     Based on the foregoing, we are of the opinion that:

     1. The Company is a corporation duly incorporated and validly existing under the laws of the Commonwealth of Virginia.

     2. The Shares, when issued in accordance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the references to us in the Prospectus with respect to the Shares.

                              Very truly yours.

                              HUNTON & WILLIAMS




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



                                                             EXHIBIT 23.2


                    CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Ethyl Corporation on Form S-8 of the Ethyl Corporation 1982 Incentive Stock Option Plan of (i) our report dated January 31, 1994, except as to the information presented in Note 21, for which the date is February 17, 1994, on our audits of the consolidated financial statements of Ethyl Corporation and Subsidiaries as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, appearing on page 46 of the Ethyl Corporation 1993 Annual Report to Shareholders, which report is incorporated by reference in the 1993 Annual Report on Form 10-K ("Form 10-K") and (ii) our report dated January 31, 1994 on our audits of the financial statement schedules listed in the index on page F-1 of the Form 10-K, which report appears on page F-2 of the Form 10-K.


                    COOPERS & LYBRAND


Richmond, Virginia
May 10, 1994





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